Exhibit 10.2

Restricted Stock Award
Five Year Cliff Vesting
Award Date: [DATE]

SMARTFINANCIAL, INC.
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of [DATE] (“Award Date”), is made by and between SmartFinancial, Inc., a Tennessee corporation (“Company”), and [NAME] (“Grantee”).

WHEREAS, Company has adopted the SmartFinancial, Inc. 2015 Equity Incentive Plan (the “Plan”), pursuant to which Company may grant restricted stock awards (“Restricted Stock”); and

WHEREAS, Company desires to grant to Grantee, and Grantee desires to accept, the number of shares of Restricted Stock provided herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Board, or its designated committee, shall have the final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon Grantee and Grantee’s legal representative in respect of any questions arising under the Plan or this Agreement. As used herein, the term “Board” shall be construed to mean the board of directors of Company or a committee of the Board with authority to administer the Plan. In the event of a discrepancy between the Plan and this Agreement, the provisions of the Plan shall control.

Section 2. Grant of Restricted Stock Award. Pursuant to the Plan, Company hereby issues to Grantee on the Award Date a Restricted Stock award (the “Award”) of [NUMBER] whole shares of common stock, $1.00 par value, of Company common stock (the “Company Stock”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan in consideration of the services to be rendered by Grantee to Company or any Subsidiary of the Company.

Section 3. Terms and Conditions of Award. The grant of the Award provided in Section 2 hereof shall be subject to the following terms, conditions and restrictions:

(a)Ownership of Shares. Subject to the restrictions set forth in the Plan and this Agreement, Grantee shall possess all incidents of ownership of the Restricted Stock granted hereunder, including, without limitation, (i) the right to vote such Restricted Stock, and (ii) subject to Section 3(b) hereof, the right to receive dividends with respect to such Restricted Stock (but only to the extent declared and paid to holders of Company Stock by Company in its sole discretion); provided, however, that any such dividends shall be treated, to the extent required by applicable law, as additional compensation for tax purposes if paid on the Restricted Stock.

Exhibit 10.2

(b)Dividends. Any dividends with respect to Restricted Stock (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the shares Restricted Stock with regard to which they are issued; (ii) may be held by Company for Grantee prior to vesting; and (iii) if so held by Company, shall be paid or otherwise released to Grantee, without interest, promptly after the vesting of the Restricted Stock with regard to which they were issued. If dividends are released to Grantee prior to the vesting of the Restricted Stock with regard to which they were issued, and such Restricted Stock fails to vest and are forfeited for any reason, Grantee shall return or repay such dividends to Company, without interest, promptly following the forfeiture event.

(c)Restrictions. The Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, except by will or the laws of descent and distribution, during the period prior to the date on which the Restricted Stock vests and the restrictions are removed (the “Restricted Period”). Any attempt to dispose of any Restricted Stock in contravention of the above restriction shall be null and void and without effect and shall result in forfeiture of the Restricted Stock.

(d)Book Entry Form. Company shall issue the Restricted Stock in book entry form, registered in the name of Grantee, with restrictive notations referring to the terms, conditions and restrictions applicable to the Award.

(e)Lapse of Restrictions. One hundred percent of the Restricted Stock awarded hereunder shall vest on the fifth anniversary of the Award Date (the “Vesting Date”). Upon the lapse of restrictions relating to any Restricted Stock, Company shall remove the notations on any such Restricted Stock issued in book-entry form.

(f)Forfeiture of Restricted Stock upon Termination of Employment. Notwithstanding Section 3(c) hereof, in the event of the termination of Grantee’s employment or service with Company or any Subsidiary thereof for any reason, with or without cause, prior to the lapsing of restrictions in accordance with Section 3(e) hereof with respect to any portion of the Restricted Stock granted hereunder, such portion of the Restricted Stock held by Grantee shall be automatically forfeited by Grantee as of the date of termination of Grantee’s employment by Company or any Subsidiary thereof. Any Restricted Stock forfeited pursuant to this Agreement shall be transferred to, and reacquired by, Company without payment of any consideration by Company, and neither Grantee nor any of Grantee’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Stock.

(g)Accelerated Vesting upon Death or Disability.

(i)    In the event of the death or Disability of Grantee prior to the lapse of restrictions on any Restricted Stock granted hereunder, all such Restricted Stock shall vest subject to Pro Rata Acceleration (as defined below) as of the date of Grantee’s death or the date Grantee gives notice of Grantee’s Disability (the “Event Date”).

(ii)    As used in this Section 3(g), “Pro Rata Acceleration” means the Award will vest prorated through the Event Date, with such prorated amount to be calculated by multiplying the number of shares of Restricted Stock subject to the Award by a fraction, the numerator of which shall be equal to the number of days inclusive between the Award Date and the Event Date, and the denominator of which shall be equal to the number of days inclusive between the Award Date and the Vesting Date.

(h)Accelerated Vesting upon a Change in Control.

Exhibit 10.2

(i)    In the event of a Change in Control of Company (as defined below) subsequent to the Award Date, the Award shall be assumed or substituted with an equivalent award by any successor corporation or parent or subsidiary of such successor corporation; provided, however, that the Board may determine, in the exercise of its sole discretion, that in lieu of such assumption or substitution, the Award shall be fully vested and non-forfeitable and any conditions or restrictions on the Award shall lapse, as to all or any part of the Award, including Shares as to which the Award would not otherwise be non- forfeitable.

(ii)    “Change in Control” means and includes the occurrence of any one of the following events:

(1)    during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; or provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or
(2)    any person, becomes a beneficial owner, as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (each a “Beneficial Owner”), directly or indirectly, of either (A) 50% or more of the then-outstanding shares of common stock of the Company Stock or (B) securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (“Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions of Company Stock or Voting Securities shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or
(3)    the consummation of a reorganization, merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or a Subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation or other entity (an “Acquisition”), unless immediately following such Reorganization, Sale, or Acquisition: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Stock and outstanding Voting Securities immediately prior to such Reorganization, Sale, or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Reorganization, Sale, or Acquisition (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the

Exhibit 10.2

Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale, or Acquisition, of the outstanding Company Stock and the outstanding Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of 50% or more of the total common stock or 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale, or Acquisition (any Reorganization, Sale, or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(4)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(i)Tax Liability and Withholding. Grantee shall be required to pay to Company, and Company shall have the right to deduct from any compensation paid to Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Board, or its designated committee, deems necessary to satisfy all obligations for the payment of such withholding taxes. The Board, or its designated committee, may permit Grantee to satisfy any federal, state or local tax withholding by any of the following means, or by a combination of such means: (A) tendering a cash payment, or (B) authoring Company to withhold shares of Company Stock from the shares of Company Stock otherwise issuable or deliverable to Grantee as a result of the vesting of the Restricted Stock; provided, however, no shares of Company Stock shall be withheld with a value exceeding the minimum amount of tax required to be withhold by law; and/or (C) delivering to Company previously owned and unencumbered shares of Company Stock.

(j)Section 83(b) Election. Grantee hereby acknowledges that Grantee may file an election pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Stock (less the purchase price paid for the Restricted Stock, if any), provided that such election must be filed with the Internal Revenue Service NO LATER THAN 30 DAYS AFTER THE GRANT OF SUCH RESTRICTED STOCK. THIS TIME PERIOD CANNOT BE EXTENDED. GRANTEE ACKNOWLEDGES THAT TIMELY FILING OF A SECTION 83(b) ELECTION IS GRANTEE’S SOLE RESPONSIBILITY. Grantee will seek the advice of Grantee’s own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Award under federal, state, and any other laws that may be applicable. Company and its subsidiaries and Subsidiaries and agents have not and will not provide any tax advice to Grantee.

(k)Clawback. In accordance with the Plan, any shares of Company Stock awarded to Grantee in settlement of this Award are subject to clawback as may be required by law, government regulation, or national stock exchange listing requirements (or any policy adopted by Company pursuant to any such law, government regulation or national stock exchange listing requirements). In addition, if Company is required to prepare an accounting restatement due to the material noncompliance of Company with any financial reporting requirement under applicable securities laws, the Board in its sole discretion may require Grantee to surrender a portion or all of the shares of Company Stock received in settlement of the Award.

Exhibit 10.2

(l)Excess Parachute Payment Limitation. Notwithstanding any other provision of this Agreement, if the sum of the value of the vesting of the Award and payments to Grantee described in this Agreement and in any other agreement, program, or plan between Company or any of its subsidiaries and Grantee attributable to the same Change in Control constitute “excess parachute payments,” as defined in Section 280G(b)(1) of the Code, then Company shall reduce the amounts otherwise payable to Grantee under this Agreement so that Grantee’s total “parachute payment,” as defined in Section 180G(b)(2)(A) of the Code, under this Agreement and any other agreements, programs, or plans shall be $1,000 less than the amount that would be an “excess parachute payment.”

Section 4. Acceptance. By Grantee’s signature on this Agreement, Grantee accepts the Award set out in this Agreement and irrevocably agrees, on behalf of Grantee and Grantee’s successors, permitted assigns, heirs, beneficiaries, executors and administrators, to the terms and conditions of this Agreement and the Plan and that Grantee has received, read and understands the provisions of the Plan. By entering into this Agreement and accepting the Award, Grantee acknowledges that: (a) Grantee’s participation in the Plan is voluntary; (b) the value of the Award is an extraordinary item which is outside the scope of any employment contract with Grantee; (c) the Award is not part of normal or expected compensation for any purposes, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and Grantee will not be entitled to compensation or damages as a consequence of Grantee’s forfeiture of any unvested portion of the Award as a result of Grantee’s termination of service with Company or its Subsidiaries for any reason; and (d) in the event that Grantee is not a direct employee of Company or any Subsidiary thereof, the grant of the Award will not be interpreted to form an employment relationship with Company or any Subsidiary thereof, and the grant of the Award will not be interpreted to form an employment contract with Company or any Subsidiary thereof. Company will be under no obligation whatsoever to advise Grantee of the existence, maturity or termination of any of Grantee’s rights hereunder, and Grantee shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Grantee’s rights or privileges hereunder.

Section 5. Miscellaneous.

(a)Notices. Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified United States mail, postage prepaid, which shall be addressed, in the case of Company, to both the chief executive officer and the chief financial officer of Company at the principal office of Company and, in the case of Grantee, to Grantee’s address appearing on the books of Company or to Grantee’s residence or to such other address as may be designated in writing by Grantee. Notices may also be delivered to Grantee during his or her employment, through Company’s inter-office or electronic mail systems.

(b)No Right to Continued Employment. Nothing in the Plan or in this Agreement shall confer upon Grantee any right to continue in the employment of Company or any Subsidiary thereof or shall interfere with or restrict in any way the right of Company or any Subsidiary thereof which is hereby expressly reserved, to remove, terminate or discharge Grantee at any time for any reason whatsoever, with or without Cause and with or without advance notice.

(c)Compliance with Law. The issuance and transfer of shares of Company Stock in connection with this Award shall be subject to compliance by Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any national stock exchange on which Company’s Stock may be listed. No shares of Company Stock in connection with this Award shall be

Exhibit 10.2

issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of Company and its counsel.

(d)Regulatory Requirements. Notwithstanding anything in the Plan or this Agreement to the contrary, to the extent that the Board of Governors of the Federal Reserve System or the Tennessee Department of Financial Institutions determines that any change to the Plan and/or this Agreement is required, necessary, advisable or deemed appropriate to improve the risk sensitivity of the Award, then this Agreement shall be automatically amended to incorporate such change, without further action of Grantee. In such event, the Board shall provide Grantee with notice thereof.

(e)Adverse Tax Consequences. Notwithstanding anything contained in the Plan or this Agreement to the contrary, to the extent that either the Board or the United States government (including, without limitation, any agency thereof) determines that the Award granted to Grantee pursuant to this Agreement is prohibited or substantially restricted by, or subjects Company to any adverse tax consequences that Company is not otherwise subject to on the Award Date because of any current or future United States law, rule, regulation, or other authority, then this Agreement shall automatically terminate effective as of the Award Date and the Award shall automatically be cancelled as of the Award Date without further action on the part of the Board or its designated committee or Grantee and without any compensation to Grantee for such termination and cancellation. The Board, or its designated committee, shall provide notice to Grantee of any such termination and cancellation.

(f)Section 409A. The intent of the parties is that benefits under this Agreement be exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall Company be liable for any additional tax, interest or penalties that may be imposed on Grantee by Section 409A or any damages for failing to comply with Section 409A hereunder or otherwise.

(g)Imposition of Other Requirements. If Grantee relocates to another country after the Award Date, Company reserves the right to impose other requirements on Grantee’s participation in the Plan, to the extent Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

(h)Successors. Company may assign any of its rights or delegate any of its obligations under this Agreement without the consent of Grantee. The terms of this Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns, and of Grantee and the beneficiaries, executors, administrators, heirs and successors of Grantee.

(i)Invalid Provision. The invalidity or unenforceability of any particular provision of the Plan or this Agreement shall not affect the other provisions thereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(j)No Waiver. The failure of Company to enforce any provision of this Agreement at any time shall in no way constitute a waiver of such provision or of any other provision hereof.

(k)Entire Agreement. This Agreement constitutes the entire agreement between Grantee and Company and supersedes and cancels any other agreement, representation or communication, whether oral or in writing, between the parties hereto relating to the subject matter hereof, provided that the Agreement shall be at all times subject to the Plan.

Exhibit 10.2

(l)Amendment. The Board, in its sole discretion, may hereafter amend the terms of this Award, but no such amendment shall be made which would impair the rights of Grantee without Grantee’s consent. No amendment shall be valid unless in writing.

(m)Governing Law. This Agreement and the rights of the parties hereunder shall be construed and determined in accordance with the statutory laws and procedural provisions of the State of Tennessee, including such state’s law of privilege, without giving effect to its conflict of law principles.

(n)Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction and shall not constitute a part of this Agreement.

(o)Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

(p)Discretionary Nature of Plan. The Plan is discretionary and may, subject to the terms of the Plan, be amended, cancelled, or terminated by Company at any time, in its discretion. The grant of the Award in this Agreement does not create any contractual right or other right to receive other awards of Restricted Stock, qualified or non-qualified stock options, or other types of equity or cash awards in the future. Future awards or grants, if any, will be at the sole discretion of Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of Grantee’s employment by or service to Company or any Subsidiary thereof.

[signature page follows]

Exhibit 10.2

By Grantee’s signature and the signature of Company’s representative below, this Agreement shall be deemed to have been executed and delivered by the parties hereto as of the Award Date set forth on the first page of this Agreement.

SMARTFINANCIAL, INC.                    GRANTEE

________________________________ ______________________________
William Y. Carroll, Jr. [NAME]
President and Chief Executive Officer